Exhibit 5.1

Michael A. Henry Assistant General Counsel Michael.Henry@SCE.com

March 1, 2023

Edison International

2244 Walnut Grove Avenue

Rosemead, California 91770

Re:	Registration Statement on Form S-3 of Edison International

Ladies and Gentlemen:

I am Assistant General Counsel of Edison International, a California corporation (the “Company”). You have requested my opinion in connection with the registration of an indeterminate amount of the Company’s subordinated debt securities (the “Notes”) pursuant to Post-Effective Amendment No. 1, filed by the Company on March 1, 2023 with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Act”), to the Company’s Registration Statement on Form S-3, filed by the Company on July 29, 2021 with the SEC under the Act (together, the “Registration Statement”). The Notes will be issued under an indenture, substantially in the form of the Subordinated Indenture that is filed as an exhibit to the the Registration Statement, between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Indenture”).

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as expressly stated herein with respect to the issuance of the Notes.

I, or attorneys under my supervision, have reviewed the form of prospectus (the “Prospectus”), which forms a part of the Registration Statement, and have made legal and factual examinations and inquiries, including an examination of originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments of the Company as we have deemed necessary or advisable for purposes of this opinion letter. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies. In addition, we have obtained and relied upon certificates and assurances from public officials that we have deemed necessary.

My opinions expressed below are subject to the qualification that I express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors’ rights generally; (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); (iii) the validity or enforceability of any provisions contained in the Indenture that purports to waive or does not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law; and (iv) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

In rendering the opinions set forth below, I have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) each natural person signing any document reviewed by us had the legal capacity to do so; (iii) each person signing in a representative capacity any document reviewed by us had authority to sign in such capacity; and (iv) the Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement. As to any facts material to the opinions expressed herein which I have not independently established or verified, I have relied upon statements and representations of officers and other representatives of the Company and others.

Subject to the foregoing and the other qualifications set forth herein, it is my opinion that when the specific terms of a particular series of the Notes have been duly authorized and established in accordance with the Indenture, and the Notes have been duly authorized, executed, authenticated, issued and delivered in accordance with the Indenture, against payment therefor or upon exchange in accordance with the applicable definitive distribution, purchase, underwriting or other similar agreement, the Notes will constitute the valid and binding obligation of the Company.

In connection with the opinion expressed above, I have further assumed that, at or prior to the time of delivery of any such Notes, (i) the Company’s Board of Directors shall have duly authorized the issuance and sale of such Notes in accordance with applicable law, and such authorization shall not have been modified or rescinded; (ii) the Indenture shall have been duly authorized, executed and delivered by the Company and the Trustee and shall have been qualified under the Trust Indenture Act of 1939, as amended; and (iii) there will not have occurred any change in law affecting the validity or enforceability of such Notes.

I consent to the Company filing this opinion with the SECas an exhibit to the Registration Statement and to the reference to my name in the Registration Statement under the caption “Validity of the Securities.” In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act and regulations of the SEC issued thereunder.

Very truly yours,

/s/ Michael A. Henry
Michael A. Henry
Assistant General Counsel
Edison International